UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2008

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Beginning on September 4, 2008, the Company has entered into restated key executive agreements with each of its named executive officers. The restated key executive agreements were approved by the Company’s Board of Directors, on the recommendation of the Compensation Committee. The restated key executive agreements are intended to conform to the requirements of section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and other guidance issued by the Internal Revenue Service ("section 409A") in connection therewith. A summary of the prior form of key executive agreement was included in the Company’s 2007 proxy statement.

The restated key executive agreements include amendments that are technical in nature and do not increase the amount of benefits payable to executives. Rather, one version of the restated key executive agreement imposes a six month delay on certain payments that would become due where an executive is terminated by the Company following a change in control without cause (as defined in the agreement) or terminates with "good reason". The definition of "good reason" in this version is unchanged from the prior form of key executive agreement.

A second version of the restated key executive agreement narrows the definition of "good reason" to conform with the section 409A safe harbor definition and does not change the time of payment. Under this version, an executive may terminate his or her employment after a change in control for "good reason" if the Company (i) effects a material diminution of the executive’s authority, duties or responsibilities (including reporting responsibilities), (ii) effects a material diminution of the executive’s base salary, (iii) effects a material change in the executive’s geographic work location, which would include requiring the executive to relocate beyond a 30 mile radius from the executive’s business office location immediately prior to the change in control, or (iv) takes or fails to take any other action that is a material breach of the agreement.

Only one version of the restated key executive agreement was executed with each executive officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

September 11, 2008	By:	Leon M. McCorkle, Jr.

Name: Leon M. McCorkle, Jr.
Title: Executive Vice President, General Counsel and Secretary